UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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Thermadyne Holdings Corporation

(Name of Registrant as Specified In Its Charter)

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On October 5, 2010, Thermadyne Holdings Corporation (the “Company”) distributed the following letter to its employees regarding the proposed acquisition of the Company by Irving Place Capital.

Thermadyne Holdings Corporation
Suite 300
16052 Swingley Ridge Rd.
St. Louis, MO 63017

636-728-3103
Fax 636-728-3010
E-Mail Martin_Quinn@Thermadyne.com

Martin Quinn
President
October 5, 2010
Dear Fellow Employees:
Today, the Company announced that it has entered into a definitive agreement to be acquired by Irving Place Capital, a private equity firm. The transaction was unanimously approved by our board of directors and is fully supported by your executive leadership team. We have included a copy of the news release for your review.
Irving Place Capital is an accomplished privately held investment firm that invests in companies with strong market positions, powerful brands and the vision and capability for delivering growth. Thermadyne is such a company.
This transaction provides significant value for our shareholders, customers and employees. Before making this decision, we considered many options as we position the Company for continued success. Irving Place Capital has an excellent track record of helping companies like ours pursue their next phase of growth. I am pleased to report that Irving Place Capital intends to invest in our future and provide human and financial resources that will help accelerate our momentum. I am confident that this is the right thing to do to strengthen the Company for the future.
The general terms of the transaction are quite straightforward. Under the agreement, Irving Place Capital will acquire all of the outstanding shares of Thermadyne for $15.00 per share and assume all of our debt and liabilities, which results in a total transaction value of approximately $422 million. The transaction must be approved by our shareholders and is targeted to close in December of this year. Following completion of the transaction, Thermadyne’s stock will not be publicly traded.
You may be wondering what this means to you. It is very much business as usual. The Company’s current leadership will continue to manage the business with support from the talented team at Irving Place Capital and a new board of directors that will be appointed by Irving Place Capital when the transaction is completed.
We have always made sure our compensation and benefit plans are properly aligned with business objectives, are competitive and properly recognize, motivate and reward employees for their contributions to Thermadyne’s success. As such, we do not expect the change in ownership to result in changes to employee wages, health benefits, vacation time, performance incentives and 401(k).

I know you may have questions. Management is briefed on all available information. Should you have any questions or concerns please contact your immediate supervisor. We will do our best to keep you informed.
The Company continues to perform strongly, both financially and in the marketplace where new product introductions and sales initiatives in combination with the strength of our brands deliver market share gains.
Our commitment to exceeding customer expectations alongside our ongoing continuous improvement programs will enable us to continue to achieve profitable growth across our global markets.
We have a sound business plan that is delivering results but there is still much to be done. It is essential that we all stay focused on the tasks ahead of us.
Sincerely,
Martin Quinn
President
Additional Information and Where to Find It
At the closing of the transaction, Razor Merger Sub Inc., an affiliate of Irving Place Capital, will merge with and into Thermadyne Holdings Corporation (the “Company”), with the Company surviving as a wholly-owned subsidiary of Razor Holdco, Inc., another affiliate of Irving Place Capital. The closing is subject to the approval of the Company’s stockholders. In connection with the merger, the Company plans to file with the Securities and Exchange Commission (the “SEC”) and furnish to its stockholders a proxy statement. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, at the Company’s website at www.thermadyne.com/investor-relations by clicking on the link “SEC Filings” and from the Company by contacting the Company’s corporate secretary, Nick H. Varsam, by mail at 16052 Swingley Ridge Road, Suite 300, Chesterfield, Missouri 63017 or by telephone at 636-728-3084.
Participants in the Solicitation
The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding these directors and executive officers is also included in the Company’s proxy statement for its 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 7, 2010. This document is available free of charge at the SEC’s website at www.sec.gov and from the Company by contacting the Company’s corporate secretary, Nick H. Varsam, by mail at 16052 Swingley Ridge Road, Suite 300, Chesterfield, Missouri 63017 or by telephone at 636-728-3084.
Note on Forward-Looking Statements
This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the expected benefits and costs of the transaction, the plans, strategies and objectives of management for future operations, and the expected closing of the proposed merger. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such conditions precedent to the consummation of the proposed merger, including obtaining antitrust approvals in the U.S. and other jurisdictions, the risk that the contemplated merger does not occur, the risk that key employees of the Company will not be retained, the expenses of the proposed merger and other risks as identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and the Company’s most recent Quarterly Report on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements. The Company assumes no obligation to update any forward-looking statement contained in this document.